UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2019

BERRY GLOBAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

 (Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 20, 2019, Berry Global Group, Inc. (the “Company”) issued a press release announcing the redemption of $100 million aggregate principal amount of 6.00% Second Priority Senior Secured Notes due 2022 (the “Notes”) issued by Berry Global, Inc. (as successor to Berry Plastics Escrow Corporation) (“BGI”), a wholly owned subsidiary of the Company, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

On December 20, 2019, BGI delivered to the holders of the Notes a notice of redemption (the “Notice”), notifying those noteholders that, pursuant to Article 3 of the Indenture, dated as of October 1, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) between BGI (as successor to Berry Plastics Escrow Corporation) and U.S. Bank National Association, as trustee, BGI has elected to redeem $100 million in aggregate principal amount of the outstanding Notes, in accordance with the terms of the Indenture and the Notes (the “Redemption Notes”).

Pursuant to the Notice, the Redemption Notes are called for redemption on January 21, 2020 (the “Redemption Date”). The redemption price for the Redemption Notes shall be equal to 101.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (the “Redemption Amount”). Following such redemption, the Company expects that $200 million in aggregate principal amount of the Notes will remain outstanding. BGI intends to fund the Redemption Amount with cash on hand.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 20, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: December 20, 2019	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary